Exhibit 23-a




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) of SBC Communications Inc. (SBC), for the registration of 94,000,000 shares of its common stock, of our reports (a) dated February 25, 2005, with respect to the consolidated financial statements of SBC, SBC management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SBC, incorporated by reference in its Annual Report (Form 10-K) and (b) dated June 14, 2005, with respect to the financial statements and schedules of the SBC Savings Plan and SBC Savings and Security Plan included in their Annual Reports (Form 11-K's), all for the year ended December 31, 2004, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference therein of our report dated March 11, 2005 with respect to the financial statement schedules of SBC for the years ended December 31, 2004, 2003 and 2002 included in its Annual Report (Form 10-K) for 2004, filed with the Securities and Exchange Commission.

                                             By /s/ ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP



San Antonio, Texas
November 17, 2005